EX-31 Rule 13a-14(d)/15d-14(d) Certifications.

I, Nicholas Galeone, certify that:

1. I have reviewed this report on Form 10-K and all reports on Form 10-D required to be filed in respect of the period covered by this report on Form 10-K of the UBS Commercial Mortgage Trust 2018-C14 (the "Exchange Act periodic reports");

2. Based on my knowledge, the Exchange Act periodic reports, taken as a whole, do not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3. Based on my knowledge, all of the distribution, servicing and other information required to be provided under Form 10-D for the period covered by this report is included in the Exchange Act periodic reports;

4. Based on my knowledge and the servicer compliance statements required in this report under Item 1123 of Regulation AB, and except as disclosed in the Exchange Act periodic reports, the servicers have fulfilled their obligations under the servicing agreements in all material respects; and

5. All of the reports on assessment of compliance with servicing criteria for asset-backed securities and their related attestation reports on assessment of compliance with servicing criteria for asset-backed securities required to be included in this report in accordance with Item 1122 of Regulation AB and Exchange Act Rules 13a-18 and 15d-18 have been included as an exhibit to this report, except as otherwise disclosed in this report. Any material instances of noncompliance described in such reports have been disclosed in this report on Form 10-K.

In giving the certifications above, I have reasonably relied on information provided to me by the following unaffiliated parties:

Midland Loan Services, a Division of PNC Bank, National Association, as Master Servicer, Rialto Capital Advisors, LLC, as Special Servicer, Wells Fargo Bank, National Association, as Trustee and Certificate Administrator, Wells Fargo Bank, National Association, as Custodian, Park Bridge Lender Services LLC, as Operating Advisor, Berkeley Point Capital LLC d/b/a Newmark Knight Frank, as Primary Servicer with respect to the Riverwalk II Mortgage Loan, Computershare Trust Company, National Association, as Servicing Function Participant for the Certificate Administrator on and after November 1, 2021, Computershare Trust Company, National Association, as Servicing Function Participant for the Custodian on and after November 1, 2021, Wells Fargo Bank, National Association, as Primary Servicer for the Christiana Mall Mortgage Loan, Wells Fargo Bank, National Association, as Special Servicer for the Christiana Mall Mortgage Loan, Wilmington Trust, National Association, as Trustee for the Christiana Mall Mortgage Loan, Wells Fargo Bank, National Association, as Custodian for the Christiana Mall Mortgage Loan, CoreLogic Solutions, LLC, as Servicing Function Participant for the Christiana Mall Mortgage Loan, Computershare Trust Company, National Association, as Servicing Function Participant for the Custodian for the Christiana Mall Mortgage Loan on and after November 1, 2021, Midland Loan Services, a Division of PNC Bank, National Association, as Primary Servicer for the Barrywoods Crossing Mortgage Loan, Midland Loan Services, a Division of PNC Bank, National Association, as Special Servicer for the Barrywoods Crossing Mortgage Loan, Wells Fargo Bank, National Association, as Trustee for the Barrywoods Crossing Mortgage Loan, Wells Fargo Bank, National Association, as Custodian for the Barrywoods Crossing Mortgage Loan, Pentalpha Surveillance LLC, as Operating Advisor for the Barrywoods Crossing Mortgage Loan, Computershare Trust Company, National Association, as Servicing Function Participant for the Custodian for the Barrywoods Crossing Mortgage Loan on and after November 1, 2021, Midland Loan Services, a Division of PNC Bank, National Association, as Primary Servicer for the 1670 Broadway Mortgage Loan, Midland Loan Services, a Division of PNC Bank, National Association, as Special Servicer for the 1670 Broadway Mortgage Loan, Wells Fargo Bank, National Association, as Trustee for the 1670 Broadway Mortgage Loan, Wells Fargo Bank, National Association, as Custodian for the 1670 Broadway Mortgage Loan, Pentalpha Surveillance LLC, as Operating Advisor for the 1670 Broadway Mortgage Loan, Computershare Trust Company, National Association, as Servicing Function Participant for the Custodian for the 1670 Broadway Mortgage Loan on and after November 1, 2021, Wells Fargo Bank, National Association, as Primary Servicer for the Ellsworth Place Mortgage Loan, Midland Loan Services, a Division of PNC Bank, National Association, as Special Servicer for the Ellsworth Place Mortgage Loan, Wilmington Trust, National Association, as Trustee for the Ellsworth Place Mortgage Loan, Wells Fargo Bank, National Association, as Custodian for the Ellsworth Place Mortgage Loan, Park Bridge Lender Services LLC, as Operating Advisor for the Ellsworth Place Mortgage Loan, CoreLogic Solutions, LLC, as Servicing Function Participant for the Ellsworth Place Mortgage Loan, Computershare Trust Company, National Association, as Servicing Function Participant for the Custodian for the Ellsworth Place Mortgage Loan on and after November 1, 2021, Wells Fargo Bank, National Association, as Primary Servicer for the Lafayette Park Mortgage Loan, Rialto Capital Advisors, LLC, as Special Servicer for the Lafayette Park Mortgage Loan, Wilmington Trust, National Association, as Trustee for the Lafayette Park Mortgage Loan, Wells Fargo Bank, National Association, as Custodian for the Lafayette Park Mortgage Loan, Pentalpha Surveillance LLC, as Operating Advisor for the Lafayette Park Mortgage Loan, CoreLogic Solutions, LLC, as Servicing Function Participant for the Lafayette Park Mortgage Loan, Computershare Trust Company, National Association, as Servicing Function Participant for the Custodian for the Lafayette Park Mortgage Loan on and after November 1, 2021, KeyBank National Association, as Primary Servicer for the GNL Portfolio Mortgage Loan, LNR Partners, LLC, as Special Servicer for the GNL Portfolio Mortgage Loan, Wilmington Trust, National Association, as Trustee for the GNL Portfolio Mortgage Loan, Wells Fargo Bank, National Association, as Custodian for the GNL Portfolio Mortgage Loan, Park Bridge Lender Services LLC, as Operating Advisor for the GNL Portfolio Mortgage Loan, Computershare Trust Company, National Association, as Servicing Function Participant for the Custodian for the GNL Portfolio Mortgage Loan on and after November 1, 2021, Midland Loan Services, a Division of PNC Bank, National Association, as Primary Servicer for the Heartland Dental Medical Office Portfolio Mortgage Loan, Rialto Capital Advisors, LLC, as Special Servicer for the Heartland Dental Medical Office Portfolio Mortgage Loan, Wilmington Trust, National Association, as Trustee for the Heartland Dental Medical Office Portfolio Mortgage Loan, Wells Fargo Bank, National Association, as Custodian for the Heartland Dental Medical Office Portfolio Mortgage Loan, Park Bridge Lender Services LLC, as Operating Advisor for the Heartland Dental Medical Office Portfolio Mortgage Loan, and Computershare Trust Company, National Association, as Servicing Function Participant for the Custodian for the Heartland Dental Medical Office Mortgage Loan on and after November 1, 2021.

Dated: March 10, 2022

/s/ Nicholas Galeone

Nicholas Galeone

President

(senior officer in charge of securitization of the depositor)